UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

Stericycle, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois    60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01 Other Events

On October 13, 2004 we exercised our option to redeem all of our outstanding 12-3/8% senior subordinated notes due 2009 in the aggregate principal amount of approximately $50.9 million. We will fund this redemption, which will occur in November 2004, by drawing on our revolving credit facility. By the terms of the governing trust indenture, the redemption price will be 106.1875% of the principal amount of the notes redeemed plus accrued interest. We will thus incur a cash redemption premium expense of approximately $3.2 million in connection with the redemption, in addition to payment of accrued interest of approximately $3.2 million. We will also incur approximately $1.1 million in non-cash accelerated amortization of financing fees associated with our senior subordinated notes. A copy of the press release that we issued on October 18, 2004 in connection with the exercise of our option is filed with this Report as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(c) Exhibits
Exhibit Number	Description
Exhibit 99.1	Press Release dated October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.

Stericycle, Inc.

By:	/s/ Frank J.M. ten Brink

Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

Dated: October 19, 2004